Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS FIRST-QUARTER 2013 RESULTS

•	Continued Improvement in Operating Margin Driven by Cost Reductions and Sequential Sales Growth Over the Last Three Quarters
•	Positioned to Leverage Market Improvement
•	Deleveraging From 2012 Cash Flow Lowers Interest Expense
•	Company Maintains 2013 Guidance of $0.75-$0.95 per Share

WARREN, Ohio – May 9, 2013 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2013.

First-quarter 2013 net sales were $235.7 million, a decrease of $26.6 million, or 10.1%, compared with $262.3 million for the first quarter of 2012. The decrease in the current quarter’s net sales was primarily due to lower sales in the Company’s Wiring business segment and lower sales in the PST business segment.

Net income for the first quarter of 2013 was $4.1 million, or $0.15 per diluted share, compared with net income of $5.9 million, or $0.22 per diluted share, in the first quarter of 2012. The decrease in net income was primarily due to lower sales in the first quarter of 2013 compared with the same period in 2012.

As of March 31, 2013, Stoneridge’s consolidated cash position was $46.7 million, an increase of $2.1 million from December 31, 2012.

“While our year-over-year sales comparisons were lower in the first quarter, over the last three quarters sales have improved 7.5% over the third quarter of 2012 and 5.8% over the fourth quarter of 2012. Our cost-reduction and other initiatives implemented during 2012 continued to favorably affect our operating margin. These actions, together with our participation in diversified markets and global reach, have reduced the impact of lower global commercial vehicle market demand and demonstrated our ability to continue generating operating profits with lower volumes,” Corey noted. “Our cash flow and deleveraging in 2012 contributed to our earnings performance in the first quarter of 2013 through lower interest expense.”

Corey continued “PST’s sales came in as expected and above the trough level experienced in the second quarter of 2012, while operating margins benefited from cost initiatives implemented in the second quarter of last year and mix driven largely from aftermarket products of alarm systems and tracking devices.”

Regarding the remaining quarters, Corey added, “We are positioned to benefit from market improvement and expect to see continued financial performance improvement in the remaining quarters of 2013 as we have experienced in the last three quarters, and reaffirm our 2013 guidance of $0.75 to $0.95 per share as published on February 7, 2013, based on market improvement and cost initiatives.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2013 first-quarter results can be accessed at 11 a.m. Eastern time on Thursday, May 9, 2013, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the commercial vehicle, automotive and agricultural, motorcycle and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in commercial vehicle, automotive, agricultural, motorcycle and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

330/856-2443

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended March 31 (in thousands, except per share data)	2013	2012

Net sales	$235,710	$262,267

Costs and expenses:
Cost of goods sold	176,981	197,129
Selling, general and administrative	48,437	53,289

Operating income	10,292	11,849

Interest expense, net	4,574	5,355
Equity in earnings of investees	(201)	(139)
Other expense (income), net	617	(331)

Income before income taxes	5,302	6,964

Provision for income taxes	1,019	1,218

Net income	4,283	5,746

Net income (loss) attributable to noncontrolling interest	160	(133)

Net income attributable to Stoneridge, Inc.	$4,123	$5,879

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.15	$0.22
Diluted	$0.15	$0.22

Weighted average shares outstanding:
Basic	26,601	26,220
Diluted	27,395	26,857

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands)	2013	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$46,724	$44,555
Accounts receivable, less reserves of $3,534 and $3,394, respectively	158,852	141,503
Inventories, net	103,115	96,032
Prepaid expenses and other current assets	34,806	28,964
Total current assets	343,497	311,054

Long-term assets:
Property, plant and equipment, net	118,137	119,147
Other assets
Intangible assets, net	84,160	84,397
Goodwill	67,287	66,381
Investments and other long-term assets, net	11,791	11,712
Total long-term assets	281,375	281,637
Total assets	$624,872	$592,691

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$17,621	$18,925
Revolving credit facilities	-	1,160
Accounts payable	85,017	76,303
Accrued expenses and other current liabilities	62,900	57,081
Total current liabilities	165,538	153,469

Long-term liabilities:
Long-term debt, net	193,531	181,311
Deferred income taxes	59,967	59,819
Other long-term liabilities	4,048	4,258
Total long-term liabilities	257,546	245,388

Shareholders' equity:
Preferred Shares, without par value, authorized 5,000 shares, none issued	-	-
Common Shares, without par value, authorized 60,000 shares, issued 28,803 and 28,433 shares and outstanding 28,489 and 27,913 shares at March 31, 2013 and December 31, 2012,
respectively, with no stated value	-	-
Additional paid-in capital	184,187	184,822
Common Shares held in treasury, 314 and 520 shares at March 31, 2013 and December 31,
2012, respectively, at cost	(519)	(1,885)
Accumulated deficit	(18,779)	(22,902)
Accumulated other comprehensive loss	(7,778)	(10,282)
Total Stoneridge Inc. shareholders’ equity	157,111	149,753
Noncontrolling interest	44,677	44,081
Total shareholders' equity	201,788	193,834
Total liabilities and shareholders' equity	$624,872	$592,691

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

Three months ended March 31 (in thousands)	2013	2012

Net income	$4,283	$5,746
Other comprehensive income, net of tax:
Foreign currency translation adjustments	2,245	7,111
Unrealized gain on derivatives	259	7,256
Other comprehensive income, net of tax	2,504	14,367
Consolidated comprehensive income	6,787	20,113
Income (loss) attributable to noncontrolling interest	160	(133)

Comprehensive income attributable to Stoneridge, Inc.	$6,627	$20,246

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31 (in thousands)	2013	2012

OPERATING ACTIVITIES:
Net cash provided by (used for) operating activities	$(594)	$5,862

INVESTING ACTIVITIES:
Capital expenditures	(5,818)	(6,848)
Proceeds from sale of fixed assets	16	143
Business acquisition	-	(19,779)
Net cash used for investing activities	(5,802)	(26,484)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	-	160
Revolving credit facility payments	(1,160)	(7,418)
Proceeds from issuance of other debt	13,386	4,517
Repayments of other debt	(2,690)	(13,409)
Other financing costs	-	(99)
Repurchase of shares to satisfy employee tax withholding	(671)	(1,118)
Net cash provided by (used for) financing activities	8,865	(17,367)

Effect of exchange rate changes on cash and cash equivalents	(300)	2,192

Net change in cash and cash equivalents	2,169	(35,797)

Cash and cash equivalents at beginning of period	44,555	78,731

Cash and cash equivalents at end of period	$46,724	$42,934

Supplemental disclosure of non-cash financing activities:
Change in fair value of interest rate swap	$(103)	$86
Issuance of Common Shares for acquisition of additional PST interest	$-	$10,197